UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2021

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

The information in Item 2.06 of this report is incorporated herein by reference.

Item 2.06 Material Impairments

On October 8, 2021, management of Investar Holding Corporation (the “Company”) and its wholly-owned subsidiary, Investar Bank, National Association (the “Bank”), determined that the Company expects to recognize a material impairment charge for the quarter ended September 30, 2021. The non-cash impairment charge relates to a lending relationship with related borrowers (collectively, the “Borrower”) consisting of multiple loans with an outstanding aggregate loan balance of $40.4 million that are secured by various types of collateral. As a result of Hurricane Ida, which made landfall in Louisiana as a category 4 hurricane on August 29, 2021, the Borrower’s business operations were disrupted. As a result of the storm’s impact on the Borrower’s operations, some of the collateral supporting the loan relationship experienced a significant reduction in value.

After careful evaluation of the relationship and collateral, and on the basis of information currently available to the Company, management concluded that an impairment charge was required under generally accepted accounting principles. As of the date of this report, based on the estimated value of collateral with respect to the loan relationship, including primarily real estate, inventory, and equipment, the Company will recognize an impairment charge of $21.6 million as a provision to its allowance for loan losses for the quarter ended September 30, 2021.

At this time, the Company is unable to quantify the amount of potential recoveries in excess of what is reflected in the current impairment charge estimate or if further impairment charges will be incurred related to this lending relationship. In addition, the Company currently expects an indeterminate amount of expenses in connection with the preservation and recovery of collateral. The impairment charge is not expected to affect the Company’s or the Bank’s status as a “well-capitalized” institution.

At this time, the Company is not aware of additional material impairments related to Hurricane Ida; however, the Company cannot give any assurances that additional impairment charges will not result from the storm’s impact to our market areas.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

October 14, 2021	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer